EXHIBIT (32)

                           SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the "Company") certifies to his knowledge that:

     (1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2004 fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.




/S/A.G. LAFLEY
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(A.G. Lafley)
Chairman of the Board,
President and Chief Executive

January 31, 2005
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Date



A signed original of this written statement required by Section 906 has been provided to The Procter & Gamble Company and will be retained by The Procter & Gamble Company and furnished to the Securities and Exchange Commission or its staff upon request.